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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE LANGER BIOMECHANICS GROUP, INC.


               (Under Section 805 of the Business Corporation Law)


         The undersigned, the Secretary of THE LANGER BIOMECHANICS GROUP, INC., a corporation organized under Section 402 of the Business Corporation Law, does hereby certify:

         FIRST: The name of the corporation is The Langer Biomechanics Group, Inc. (the "Corporation").

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on August 6, 1971. The name under which the Corporation was originally incorporated was Langer Acrylic Laboratory, Inc.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation.

         FOURTH: To accomplish the foregoing amendment, Article First of the Certificate of Incorporation of the Corporation is hereby deleted and the following new Article First is substituted in lieu of said Article First:

         "FIRST: The name of the corporation is LANGER, INC."

         FIFTH: The foregoing amendment to the Certificate of Incorporation of the Corporation was authorized by the unanimous vote of the Board of Directors of the Corporation, followed by the vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation.

         IN WITNESS WHEREOF, I have subscribed this document this 17th day of July, 2001, and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.


                                            /s/ Steven Goldstein
                                            ----------------------------------
                                            Name: Steven Goldstein
                                            Title:   Secretary